Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RECORD RESULTS

FOR FIRST QUARTER 2018

Columbus, Ohio, May 3, 2018 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, today announced record results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Net revenue increased 18.0% to $301.7 million

•	Net income was $6.4 million

•	Adjusted EBITDA* increased 19.4% to $31.4 million

•	Net income per diluted share was $0.20

•	Adjusted net income per diluted share* increased 28.6% to $0.45

•	Purchased 413 thousand shares of common stock for approximately $24.6 million

•	In January 2018, acquired Rocket Insulation & Coatings Inc., an insulation installer in New York with annual revenues of approximately $5.4 million

•	In January 2018, acquired Allstate Insulation, an insulation installer in Kentucky with annual revenues of approximately $1.5 million

•	In March 2018, acquired Custom Overhead Door, LLC, a provider of garage door, gates and access control systems and maintenance services to commercial and residential customers in North Carolina with annual revenues of approximately $15.0 million

Recent Developments

•	In April 2018, acquired H2H Blinds, LLC, an installer of blinds and shutters primarily for the residential construction market in Georgia and North Carolina with annual revenues of approximately $7.5 million

“First quarter net revenues increased at a strong rate, outpacing completions growth, as we achieved our first quarter with revenues over $300 million,” stated Jeff Edwards, Chairman and Chief Executive Officer. “The 18.0% increase in net revenue during the first quarter was driven by IBP’s presence in strong housing markets, the contribution of our recent acquisitions, and the growing diversity of installation services across our end markets and products. During the 2018 first quarter, net revenues per total U.S. housing completions was $1,136, an increase of 9.0% from the same period last year and is up 61.6% over the past three years. IBP’s growth in revenues per completions reflects the proactive strategy to diversify IBP’s installation services to complementary building products with similar margin characteristics. Diversifying IBP’s product mix allows IBP to provide more installation services to our customers, expand our end markets, and deepen our relationships with builders across the country.

“As we stated last quarter, manufacturers have aggressively increased pricing in 2018, which impacted first quarter profitability. While we are actively adjusting pricing with our customers, we realized selling price increases at a slower rate than the increase in material costs. We have been successful negotiating better pricing with our customers and experienced accelerating price momentum during the month of March. As a result, we believe pricing will continue to improve during the second quarter, which will benefit margins and incremental earnings.

“I am extremely pleased with our record first quarter. Our acquisition pipeline remains robust, and the acquisitions we have recently completed are performing well and helping IBP further diversify its products and end markets. As the housing market continues to recover, we will continue to focus on improving our customer mix, increasing selling prices and expanding the cross-sale of our other complementary products. I am confident the strategies underway will continue to profitably grow our business, while our acquisition strategy continues to expand our footprint and product offerings,” concluded Mr. Edwards.

First Quarter 2018 Results Overview

For the first quarter of 2018, net revenue was $301.7 million, an increase of 18.0% from $255.7 million in the first quarter of 2017. On a same branch basis, net revenue improved 11.3% from the prior year quarter, with approximately 7.3% of the increase attributable to growth in the number of completed jobs, 3.6% through price gains and more favorable customer and product mix. Same branch new residential sales increased 11.3%, compared to growth in U.S. housing completions of 8.2%, and our large commercial construction end market had organic growth of 13.5%.

Gross profit improved 10.8% to nearly $80.0 million from $72.2 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 27.0% which adjusts for the Company’s share-based compensation expense, financial wellness program and branch start-up costs, compared to 28.2% for the same period last year. The decline in gross profit margin was predominately attributable to higher material costs.

Selling and administrative expense, as a percentage of net revenue, was 19.9% compared to 20.8% in the prior year quarter. Adjusted selling and administrative expense*, as a percentage of net revenue, improved 120 basis points to 19.2% from 20.4%. Higher net revenue in the 2018 first quarter more than offset the higher costs needed to support the Company’s growth.

Net income was $6.4 million, or $0.20 per diluted share, compared to $6.4 million, or $0.20 per diluted share in the prior year quarter. Adjusted net income was $14.4 million, or $0.45 per diluted share, compared to $11.1 million, or $0.35 per diluted share in the prior year quarter. Adjusted net income* adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $31.4 million, a 19.4% increase from $26.3 million in the prior year quarter, largely due to higher sales and improved selling and administrative leverage. Adjusted EBITDA, as a percentage of net revenue, increased to 10.4%, compared to 10.3% in the prior year quarter.

During the first quarter of 2018, the Company purchased a total of 413 thousand shares of its common stock for approximately $24.6 million, pursuant to the Company’s existing $50 million share repurchase program. The program will remain in effect until February 28, 2019, unless extended by the Board of Directors.

Conference Call and Webcast

The Company will host a conference call and webcast on May 3, 2018 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 3, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13678995.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, our ability to increase selling prices, our stock repurchase program, the demand for our services and product offerings, expansion of our national footprint and diversification, our ability to capitalize on the new home and commercial construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2018. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2018	2017
Net revenue	$301,728	$255,669
Cost of sales	221,752	183,497

Gross profit	79,976	72,172
Operating expenses
Selling	15,846	14,026
Administrative	44,203	39,261
Amortization	7,128	6,416

Operating income	12,799	12,469
Other expense
Interest expense, net	4,040	2,170
Other	122	152

Income before income taxes	8,637	10,147
Income tax provision	2,243	3,783

Net income	$6,394	$6,364

Other comprehensive income, net of tax:
Unrealized gain on cash flow hedge, net of tax provision of $386 for the three months ended March 31, 2018	1,160	—

Comprehensive income	$7,554	$6,364

Basic and diluted net income per share	$0.20	$0.20

Weighted average shares outstanding:
Basic	31,548,745	31,590,478
Diluted	31,772,581	31,687,056

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$19,906	$62,510
Investments	28,798	30,053
Accounts receivable (less allowance for doubtful accounts of $4,900 and $4,805 at March 31, 2018 and December 31, 2017, respectively)	188,651	180,725
Inventories	46,160	48,346
Other current assets	44,935	33,308

Total current assets	328,450	354,942
Property and equipment, net	84,531	81,075
Non-current assets
Goodwill	161,681	155,466
Intangibles, net	136,885	137,991
Other non-current assets	10,683	9,272

Total non-current assets	309,249	302,729

Total assets	$722,230	$738,746

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$17,378	$16,650
Current maturities of capital lease obligations	5,287	5,666
Accounts payable	87,273	87,425
Accrued compensation	19,003	25,399
Other current liabilities	25,277	24,666

Total current liabilities	154,218	159,806
Long-term debt	330,679	330,927
Capital lease obligations, less current maturities	5,525	6,479
Deferred income taxes	7,516	6,444
Other long-term liabilities	25,711	24,562

Total liabilities	523,649	528,218
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common Stock; $0.01 par value: 100,000,000 authorized, 32,595,324 and 32,524,934 issued and 31,518,607 and 31,862,146 shares outstanding at March 31, 2018 and December 31, 2017, respectively	326	325
Additional paid in capital	176,349	174,043
Retained earnings	57,604	48,434
Treasury Stock; at cost: 1,076,717 and 662,788 shares at March 31, 2018 and December 31, 2017, respectively	(37,477)	(12,781)
Accumulated other comprehensive income	1,779	507

Total stockholders’ equity	198,581	210,528

Total liabilities and stockholders’ equity	$722,230	$738,746

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$6,394	$6,364
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	7,978	6,552
Amortization of intangibles	7,128	6,416
Amortization of deferred financing costs and debt discount	302	102
Provision for doubtful accounts	896	1,231
Gain on sale of property and equipment	(185)	(107)
Noncash stock compensation	2,240	480
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(7,058)	(3,200)
Inventories	(2,420)	(894)
Other assets	(4,139)	(722)
Accounts payable	(57)	(1,781)
Income taxes payable/receivable	1,303	3,106
Other liabilities	(6,297)	(1,873)

Net cash provided by operating activities	6,085	15,674

Cash flows from investing activities
Purchases of investments	(17,782)	—
Maturities of short-term investments	19,000	—
Purchases of property and equipment	(10,237)	(7,776)
Acquisitions of businesses, net of cash acquired of $0 and $247, respectively	(11,505)	(106,873)
Proceeds from sale of property and equipment	283	203
Other	(1,050)	(550)

Net cash used in investing activities	(21,291)	(114,996)

Cash flows from financing activities
Payments on term loan under credit agreement applicable to respective period	(750)	(1,250)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	—	112,500
Proceeds from vehicle and equipment notes payable	4,510	4,331
Debt issuance costs	(1)	(833)
Principal payments on long-term debt	(3,092)	(2,117)
Principal payments on capital lease obligations	(1,629)	(1,882)
Acquisition-related obligations	(1,740)	(1,248)
Repurchase of common stock	(24,640)	—
Surrender of common stock awards by employees	(56)	(54)

Net cash (used in) provided by financing activities	(27,398)	109,447

Net change in cash and cash equivalents	(42,604)	10,125
Cash and cash equivalents at beginning of period	62,510	14,482

Cash and cash equivalents at end of period	$19,906	$24,607

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$3,914	$2,044
Income taxes, net of refunds	899	650
Supplemental disclosure of noncash investing and financing activities
Common stock issued for acquisition of business	—	10,859
Vehicles capitalized under capital leases and related lease obligations	312	816
Seller obligations in connection with acquisition of businesses	3,093	2,302
Unpaid purchases of property and equipment included in accounts payable	1,485	609

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2018	2017
Net income, as reported	$6,394	$6,364
Adjustments for adjusted net income:
Share based compensation expense	2,240	480
Acquisition related expenses	516	553
Financial Wellness Program [1]	604	—
Branch start-up costs [2]	278	—
Amortization expense [3]	7,128	6,416
Tax impact of adjusted items at normalized tax rate [4]	(2,799)	(2,756)

Adjusted net income	$14,361	$11,057

Weighted average shares outstanding (diluted)	31,772,581	31,687,056

Diluted net income per share, as reported	$0.20	$0.20
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.25	0.15

Diluted adjusted net income per share	$0.45	$0.35

1 Employer match upon completion of the program, net of waived bonuses

2 Addback of costs related to organic branch expansion for Alpha locations

3 Addback of all non-cash amortization resulting from business combinations

4 Estimated tax rate of 26.0% applied to 2018 period, normalized rate of 37.0% applied to 2017 period

5 Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2018	2017
Gross profit	$79,976	$72,172
Share based compensation expense	475	—
Financial Wellness Program [1]	711	—
Branch start-up costs	278	—

Adjusted gross profit	$81,441	$72,172

Adjusted gross profit – % Total Revenue	27.0%	28.2%

1 Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2018	2017
Selling expense	$15,846	$14,026
Administrative expense	44,203	39,261

Selling and Administrative	$60,049	$53,287

Share based compensation expense	1,765	480
Acquisition related expenses	516	553
Financial Wellness Program [1]	(107)	—

Adjusted Selling and Administrative	$57,876	$52,254

Adj. Selling and Administrative – % Total Revenue	19.2%	20.4%

1 Employer match upon completion of the program, net of waived bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2018	2017
Adjusted EBITDA:

Net income (GAAP)	$6,394	$6,364
Interest expense	4,040	2,170
Provision for income taxes	2,243	3,783
Depreciation and amortization	15,106	12,968

EBITDA	27,783	25,285

Acquisition related expenses	516	553
Share based compensation expense	2,240	480
Financial Wellness Program	604	—
Branch start-up costs	278	—

Adjusted EBITDA	$31,421	$26,318

Adjusted EBITDA margin	10.4%	10.3%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended March 31,
	2018	2017
Period-over-period Growth

Sales Growth	18.0%	33.4%
Same Branch Sales Growth	11.3%	8.7%

Single-Family Sales Growth	21.9%	14.4%
Single-Family Same Branch Sales Growth	12.6%	4.4%

Residential Sales Growth	19.3%	23.5%
Residential Same Branch Sales Growth	11.3%	8.0%

U.S. Housing Market[1]
Total Completions Growth	8.2%	10.3%
Single-Family Completions Growth	9.1%	10.8%

Same Branch Sales Growth[2]
Volume Growth	7.3%	4.7%
Price/Mix Growth	3.6%	4.0%
Alpha Sales Growth	13.5%	N/A

1 U.S. Census Bureau data, as revised

2 Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended March 31,
	2018	% Total	2017	% Total
Revenue Increase
Same Branch	$28,796	62.5%	$16,683	26.1%
Acquired	17,263	37.5%	47,288	73.9%

Total	$46,059	100.0%	$63,971	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$3,634	12.6%	$196	1.2%
Acquired	1,469	8.5%	6,828	14.4%

Total	$5,103	11.1%	$7,024	11.0%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net